UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland (Address of Principal Executive Offices)		21117 (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2016, Margaret Sheetz, President and Chief Operating Officer of Medifast, Inc. (the “Company”) and Chief Executive Officer of Take Shape for Life, LLC, a wholly-owned subsidiary of the Company, notified the Company of her decision to step down from her current positions with the Company, effective on the close of business on April 8, 2016 to pursue personal interests. The Company will engage an executive search firm in the future to source executive talent.

In connection with Ms. Sheetz’s separation from the company, Jason Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, and Ms. Sheetz entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides for, among other things: (a) one year’s salary of $444,308, payable in twelve (12) installments paid in accordance with the Company’s regular payroll practices; and (b) a mutual release by Ms. Sheetz and the Company of all claims against each other. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Separation Agreement by and between Margaret Sheetz and Jason Pharmaceuticals, Inc.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves, Esq. Executive Vice President, General Counsel and Corporate Secretary

Dated: March 8, 2016

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EXHIBIT INDEX

No.	Description

99.1	Separation Agreement between Margaret Sheetz and Jason Pharmaceuticals, Inc.

4